Metropolitan Series Fund, Inc.

            SUB-ITEM 77O TRANSACTIONS EFFECTED PURSUANT TO RULE 10F-3

2008 QUARTER 1

Name of Portfolio: BlackRock Bond Income Portfolio
Issuer: Citigroup, Inc.
Broker: Citigroup Global Markets, Inc.
Underwriter(s): Citigroup Global Markets, Inc.; Merrill Lynch, Pierce, Fenner &
      Smith Incorporated; Morgan Stanley & Co. Incorporated; UBS Securities LLC; Wachovia Capital Markets, LLC; Banc of America Securities LLC; Barclays Capital Inc.; Bear Stearns & Co. Inc.; Credit Suisse Securities (USA) LLC; Deutsche Bank Securities Inc.; Goldman, Sachs & Co.; Lehman Brothers Inc.; RBC Dain Rauscher Inc.; Well Fargo Securities, LLC
Affiliated Underwriter in the Syndicate: Merrill Lynch
Date of Purchase: 01/18/08
Date of Offering: 01/18/08
Amount of Purchase: Fund 110,500 shares;      Sub-Adviser 5,000,000 shares
Amount of Offering: 130,000,000 shares
Purchase Price: $25.00
Offering price at end of first day on which any sales were made: $25.00 Commission or Spread: 0.7875

Name of Portfolio: BlackRock Diversified Portfolio
Issuer: Citigroup, Inc.
Broker: Citigroup Global Markets, Inc.
Underwriter(s): Citigroup Global Markets, Inc.; Merrill Lynch, Pierce, Fenner &
      Smith Incorporated; Morgan Stanley & Co. Incorporated; UBS Securities LLC; Wachovia Capital Markets, LLC; Banc of America Securities LLC; Barclays Capital Inc.; Bear Stearns & Co. Inc.; Credit Suisse Securities (USA) LLC; Deutsche Bank Securities Inc.; Goldman, Sachs & Co.; Lehman Brothers Inc.; RBC Dain Rauscher Inc.; Well Fargo Securities, LLC
Affiliated Underwriter in the Syndicate: Merrill Lynch
Date of Purchase: 01/18/08
Date of Offering: 01/18/08
Amount of Purchase: Fund 48,000 shares;       Sub-Adviser 5,000,000 shares
Amount of Offering: 130,000,000 shares
Purchase Price: $25.00
Offering price at end of first day on which any sales were made: $25.00 Commission or Spread: 0.7875

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Name of Portfolio: BlackRock Aggressive Growth Portfolio
Issuer: Risk Metrics Group, Inc.
Broker: Goldman, Sachs & Co.
Underwriter(s): Credit Suisse Securities (USA) LLC; Goldman, Sachs & Co.; Banc
      of America Securities LLC; Citigroup Global Markets Inc.; Merrill Lynch, Pierce, Fenner & Smith Incorporated; Morgan Stanley & Co. Incorporated
Affiliated Underwriter in the Syndicate: Merrill Lynch
Date of Purchase: 01/24/08
Date of Offering: 01/24/08
Amount of Purchase: Fund 90,900 shares;       Sub-Adviser 250,000 shares
Amount of Offering: 14,000,000 shares
Purchase Price: $17.50
Offering price at end of first day on which any sales were made: $17.50 Commission or Spread: $1.1375 per share

|X| The securities are (i) part of an issue registered under the Securities Act of 1933, (ii) "municipal securities" as defined under the Securities Exchange Act of 1934, (iii) sold in an offering conducted under the laws of a country other than the United States subject to certain requirements, or (iv) exempt from registration under section 4(2) of the Securities Act of 1933 or Rules 144A or 501-508 thereunder.

|X| The purchase price did not exceed the offering price at the end of the first business day after the first day of the offering (or fourth day before termination, if a rights offering).

|X|   The underwriting was a firm commitment.

|X| The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during a comparable period of time.

|X| In respect of any securities other than municipal securities, the issuer of such securities has been in continuous operation for not less than three years (including operations of predecessors), or in respect of any municipal securities, the issuer of such securities has received an investment grade rating from a nationally recognized statistical rating organization or if the issuer of the municipal securities or entity supplying the revenues from which the issues is to be paid has been in continuous operation for less than three years (including any predecessors), it has received one of the three highest ratings from at least one such rating service.

|X| The amount of the securities purchased by all of the funds and discretionary accounts advised by the same investment adviser or subadviser did not exceed 25% of the principal amount of the offering.

|X| The Portfolio did not purchase the securities directly or indirectly from an officer, director, member of an advisory board or employee of the Fund or investment adviser or subadviser of the Portfolio or affiliated person thereof.

2008 QUARTER 2

Name of Portfolio: BlackRock Aggressive Growth Portfolio
Issuer: Intrepid Potash, Inc.
Broker: Goldman, Sachs & Co.
Underwriter(s): Goldman, Sachs & Co.; Merrill Lynch, Pierce, Fenner & Smith
      Incorporated; Morgan Stanley & Co. Incorporated; RBC Capital Markets Corporation; BMO Capital Markets Corp
Affiliated Underwriter in the Syndicate: Merrill Lynch
Date of Purchase: 04/21/08
Date of Offering: 04/21/08
Amount of Purchase: Fund 17,900 shares;       Sub-Adviser 450,000 shares
Amount of Offering: 130,000,000 shares
Purchase Price: $32.50
Offering price at end of first day on which any sales were made: $32.50 Commission or Spread: $1.92 per share

Name of Portfolio: BlackRock Strategic Value Portfolio
Issuer: Intrepid Potash, Inc.
Broker: Goldman, Sachs & Co.
Underwriter(s): Goldman, Sachs & Co.; Merrill Lynch, Pierce, Fenner & Smith
      Incorporated; Morgan Stanley & Co. Incorporated; RBC Capital Markets Corporation; BMO Capital Markets Corp
Affiliated Underwriter in the Syndicate: Merrill Lynch
Date of Purchase: 04/21/08
Date of Offering: 04/21/08
Amount of Purchase: Fund 16,500 shares;       Sub-Adviser 450,000 shares
Amount of Offering: 130,000,000 shares
Purchase Price: $32.50
Offering price at end of first day on which any sales were made: $32.50 Commission or Spread: $1.92 per share

Name of Portfolio: BlackRock Aggressive Growth Portfolio
Issuer: MSCI Inc.
Broker: Morgan Stanley & Co. Inc. and Keefe, Bruyette & Woods, Inc. Underwriter(s): Morgan Stanley & Co. Incorporated; UBS Securities LLC; Banc of
      America Securities; Merrill Lynch, Pierce, Fenner & Smith Incorporated, William Blair & Company, LLC; Fox-Pitt Kelton Cochran Caronia Waller (USA) LLC; Keefe, Bruyette & Wood, Inc.; E*TRADE Securities LLC; Muriel Siebert & Co., Inc.; Ramirez & Co.; Castle Oak Securities, L.P.; Williams Capital Group, L.P.
Affiliated Underwriter in the Syndicate: Merrill Lynch
Date of Purchase: 04/28/08
Date of Offering: 04/28/08
Amount of Purchase: Fund 217,700 shares;      Sub-Adviser 328,500 shares
Amount of Offering: 27,861,235 shares
Purchase Price: $29.00
Offering price at end of first day on which any sales were made: $29.00 Commission or Spread: $1.16 per share

|X| The securities are (i) part of an issue registered under the Securities Act of 1933, (ii) "municipal securities" as defined under the Securities Exchange Act of 1934, (iii) sold in an offering conducted under the laws of a country other than the United States subject to certain requirements, or (iv) exempt from registration under section 4(2) of the Securities Act of 1933 or Rules 144A or 501-508 thereunder.

|X| The purchase price did not exceed the offering price at the end of the first business day after the first day of the offering (or fourth day before termination, if a rights offering).

|X|   The underwriting was a firm commitment.

|X| The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during a comparable period of time.

|X| In respect of any securities other than municipal securities, the issuer of such securities has been in continuous operation for not less than three years (including operations of predecessors), or in respect of any municipal securities, the issuer of such securities has received an investment grade rating from a nationally recognized statistical rating organization or if the issuer of the municipal securities or entity supplying the revenues from which the issues is to be paid has been in continuous operation for less than three years (including any predecessors), it has received one of the three highest ratings from at least one such rating service.

|X| The amount of the securities purchased by all of the funds and discretionary accounts advised by the same investment adviser or subadviser did not exceed 25% of the principal amount of the offering.

|X| The Portfolio did not purchase the securities directly or indirectly from an officer, director, member of an advisory board or employee of the Fund or investment adviser or subadviser of the Portfolio or affiliated person thereof.